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                      AMES DEPARTMENT STORES, INC.         Exhibit 20
                       SEPTEMBER  RESULTS VS. PLAN         Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                   Fiscal 1997 Year-to-Date
                                                   ------------------------
                                                      Actual    Plan (a)
                                                     ---------  ---------
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                       $46.1      $46.1

Cash Flow from Operations:
   Net Income (Loss)                                      1.8       (4.8)
   Non-Cash Income Tax Provision (Benefit)                0.9       (2.5)
   Other                                                  4.7        4.4
                                                     ---------  ---------
Cash Provided by (Used in) Operations                     7.4       (2.9)

Changes in Working Capital:
   FIFO Inventory (Increase) Decrease                  (149.8)    (144.0)
   Trade Payables Increase (Decrease)                    58.5       35.8
   All Other                                            (14.6)     (24.9)
                                                     ---------  ---------
Net Changes in Working Capital                         (105.9)    (133.1)

Capital Expenditures                                    (23.5)     (25.5)

Other:
   Short-Term Borrowings (Payments)- Revolver           124.2      155.0
   Capital Lease Payments                                (2.0)      (1.8)
   Long-Term Debt Payments                              (11.0)     (11.2)
   Store Closing and Other                              (17.3)      (4.7)
                                                     ---------  ---------
Total Other                                              93.9      137.3
                                                     ---------  ---------

Increase (Decrease) in Cash & Cash Equivalents          (28.1)     (24.2)
                                                     ---------  ---------

Ending Cash & Cash Equivalents                          $18.0      $21.9
                                                     =========  =========

(a) As reported on Form 8-K dated August 7, 1997


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